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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)   September 14, 2001
(August 31, 2001)
CASTLE HOLDING CORP.
(Exact name of registrant as specified in its chapter)

  Nevada
(State or other jurisdiction
of incorporation)
33-37809 - NY
(Commission
File Number)
77-0121957
(IRS Employer
Identification No.)

45 Church Street, Freeport, New York
(Address of principal executive offices)
11520
(Zip Code)


Registrant's telephone number, including area code
(516) 868-2000


Item 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 31, 2001, the Department of Enforcement of the National Association of Securities Dealers, Inc. (NASD) issued a Statement of Complaint against Castle Securities Corp. (CSC-1), the Registrant's principal subsidiary, Michael T. Studer (Studer), CSC-1's president and the Registrant's secretary-treasurer, two other registered representatives of CSC-1, and one former registered representative of CSC-1. The Complaint alleges violations of NASD Conduct Rules 2110, 2120, 2510 (a), and 3010, Section 10 (b) of the Securities Exchange Act of 1934, and SEC Rule 10b-5 thereunder in connection with alleged churning and improper supervision of a customer account. The Complaint seeks an order (1) requiring
      Respondents to disgorge fully any and all ill-gotten gains and/or make full and complete restitution, together with interest, and
(2) imposing sanctions upon the Respondents in accordance with NASD Rule 8310.

On September 11, 2001, CSC-1 closed its New York City branch office at 29 John Street due to the destruction of the World Trade Center and evacuation of surrounding properties. CSC-1 is uncertain when, if ever, it will reopen this branch office.















SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE HOLDING CORP.
(Registrant)

September 14, 2001

                          /s/ George R. Hebert
                          George R. Hebert
                          President